EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES


The following tabulation presents the calculation of basic and diluted earnings per common share for the nine months and three-month periods ended September 30, 2001 and 2000:

                                                          Nine Months Ended                       Three Months Ended
                                                            September 30,                            September 30,
                                                    -------------------------------         ---------------------------------
                                                       2001                2000                 2001                 2000
                                                    ----------         ------------         -----------         -------------
Reported net income (loss) .................        $ (384,563)        $ (1,057,966)        $(1,033,290)        $  (1,801,539)
                                                    ==========         ============         ===========         =============

Earnings (loss) on common shares ...........        $ (384,563)        $ (1,057,966)        $(1,033,290)        $  (1,801,539)
                                                    ==========         ============         ===========         =============

Weighted average common
   shares outstanding - basic ..............         4,560,172            4,460,913           4,602,569             4,467,782
                                                    ==========         ============         ===========         =============

Earnings (loss) per common share - basic
Income (loss) from continuing
   operations ..............................        $    (0.08)        $      (0.24)        $     (0.22)        $       (0.40)
                                                    ==========         ============         ===========         =============

   Net income (loss) .......................        $    (0.08)        $      (0.24)        $     (0.22)        $       (0.40)
                                                    ==========         ============         ===========         =============

Weighted average common,
   shares outstanding - diluted ............         4,560,172            4,671,813           4,602,569             4,679,931
                                                    ==========         ============         ===========         =============

Earnings (loss) per common share -
   diluted income (loss) from
   continuing operations ...................        $    (0.08)        $      (0.23)        $     (0.22)        $       (0.38)
                                                    ==========         ============         ===========         =============

   Net income (loss) .......................        $    (0.08)        $      (0.23)        $     (0.22)        $       (0.38)
                                                    ==========         ============         ===========         =============


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